Registration No. 33-

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
       __________________________________________________
                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                        TRUSTCO BANK CORP NY
       (Exact Name of Registrant as Specified in Charter)

   New York                                        14-1630287
  ---------                                  --------------------
(State or Other Jurisdiction                   (I.R.S. Employer
 of Incorporation                            Identification No.)
 or Organization)

  320 State Street, Schenectady, New York 12305 (518) 377-3311
  ------------------------------------------------------------
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

       1995 TRUSTCO BANK CORP NY STOCK OPTION PLAN
       -------------------------------------------
                   (Full Title of the Plan)


                     WILLIAM F. TERRY
                         Secretary
                  TrustCo Bank Corp NY
                   320 State Street
              Schenectady, New York 12305
              ---------------------------
                      (518) 377-3311
           (Name, address, including zip code,
              and telephone number, including
            area code, of agent for service)

                       Copies to:
                  ANGELA F. BRALY, Esq.
              Lewis, Rice & Fingersh, L.C.
             500 North Broadway, Suite 2000
               St. Louis, Missouri  63102
                     (314) 444-7600










                 CALCULATION OF REGISTRATION FEE
- -----------------------------------------------------------------
                               Proposed    Proposed
Title of                        Maximum      Maximum     Amount
Securities         Amount      Offering    Aggregate   of Regis-
to be             to be       Price Per    Offering    tration
Registered    Registered(1)  Per Share(2)   Price        Fee
- ----------  * -------------* ----------*------------  *---------
Common      *              *           *              *
Stock,      *  1,000,000   * $20.875   *  $20,875,000 *$7,198.28
            *              *           *              *
($1.00 par  *              *           *              *
 value)     *              *           *              *
=================================================================


     (1) The securities registered hereunder include securities issued pursuant to the terms of the 1995 TrustCo Bank Corp
NY Stock Option Plan that provide for adjustments in the amount of securities being issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

     (2) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, represents the average of the high and low reported prices for the Registrant's common stock on June 14, 1995, such being a date within five (5) business days prior to the date of filing of this Registration Statement.
- ----------------------------------------------------------------
PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

    Information contained in the following documents of TrustCo
Bank Corp NY (the "Company") filed with the Securities and
Exchange Commission (the "Commission") is incorporated herein by reference:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "1934 Act");

    (b)  All other reports filed by the Company pursuant to
Section 13(a), 14 or 15(d) of the 1934 Act since December
31, 1994;

    (c) The description of the Company's common stock contained in the Company's Registration Statement on Form S-4 under the Securities Act of 1933, Registration No. 33-40379, and an update of that description contained in the Company's Current Report on Form 8-K filed on July 9, 1991; and including any amendment or report filed for purposes of updating such description.

    All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 14 or 15(d) of the 1934
Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 5.  Interests of Named Experts and Counsel

    None.

Item 6.  Indemnification Of Directors And Officers

    Sections 721-725 of the New York Business Corporation Law provide for or permit the indemnification of directors and officers of the Company under certain circumstances. Generally, a corporation may indemnify a director or officer of the corporation against any judgments, fines, amounts paid in settlement and reasonable expenses, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation and, in criminal actions, had no reasonable cause to believe that his conduct was unlawful.


    Article 11 of the Company's Amended and Restated Certificate of Incorporation provides that to the fullest extent elimination or limitation of director liability is permitted by the New York Business Corporation Law, no directors of the Company shall be liable to the Company, or its shareholders for any breach of duty in such capacity.

    Article 13, Section 13.2, of the Company's By-Laws expressly provides that no indemnification may be made to or on behalf of any director or officer of the Company if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of an act of deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not entitled.

    Pursuant to a policy of directors' and officers' insurance with total annual limits of $10,000,000,the directors and officers of the Company are insured, subject to the limits, exceptions and other terms and conditions of such policy, against liability for claims made against them for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty while acting in their individual or collective capacities as directors or officers.

Item 8.  Exhibits

    The following exhibits are submitted herewith or incorporated by reference herein.

      Exhibit
      Number     Exhibit
      ------     -----------------------------------------------
      4(i)(a)    Amended and Restated Certificate of
                 Incorporation of TrustCo Bank Corp NY is incorporated by reference herein from TrustCo
                 Bank Corp NY's Annual Report on Form 10-K for the year ended December 31, 1993.

      4(i)(b) Amended and Restated By-Laws of TrustCo Bank Corp NY are incorporated by reference herein from TrustCo Bank Corp NY's Annual Report on Form 10-K for the year ended December 31, 1994.

         8       Opinion of Lewis, Rice & Fingersh, L.C.

       23(i)     Consent of KPMG Peat Marwick LLP

      23(ii)     Consent of Lewis, Rice & Fingersh, L.C.
                 (in opinion re legality)

        24       Powers of Attorney



Item 9.  Undertakings

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

            (i)   to include any prospectus required by
         section 10(a)(3) of the Securities Act of 1933;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or forwarded to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                       Signatures

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Schenectady, State of New York, on June 20, 1995.

                                        TRUSTCO BANK CORP NY


                                    By  /s/Robert A. McCormick
                                        -----------------------
                                        Robert A. McCormick
                                        President and Chief
                                        Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated.

Name                      Title/Position
____                      ______________

     *
_____________________ President, Chief Executive    June 20, 1995
Robert A. McCormick     Officer and Director
                    (Principal Executive Officer)

     *
_____________________    Vice President, and        June 20, 1995
Robert T. Cushing     Chief Financial Officer
                     (Principal Financial and
                         Accounting Officer)

     *
____________________________ Director               June 20, 1995
Barton A. Andreoli

     *
____________________________ Director               June 20, 1995
Lionel O. Barthold

     *
____________________________ Director               June 20, 1995
M. Norman Brickman

     *
____________________________ Director               June 20, 1995
Charles W. Carl, Jr.

     *
____________________________ Director               June 20, 1995
Nancy A. McNamara

     *
____________________________ Director               June 20, 1995
Dr. John S. Morris

     *
____________________________ Director               June 20, 1995
James H. Murphy, D.D.S.

     *
____________________________ Director               June 20, 1995
Richard J. Murray, Jr.

     *
____________________________ Director               June 20, 1995
Kenneth C. Petersen

     *
____________________________ Director               June 20, 1995
William D. Powers

     *
____________________________ Director               June 20, 1995
William J. Purdy

/s/William F. Terry
____________________________ Director               June 20, 1995
William F. Terry

     *
____________________________ Director               June 20, 1995
Philip J. Thompson



*By:/s/William F. Terry
    ________________________
    William F. Terry
    Attorney-in-Fact

                      TRUSTCO BANK CORP NY
                FORM S-8 REGISTRATION STATEMENT

                        Exhibit Index



Exhibits                                                  Page*
- --------                                                  -----

(4)(i)(a)   Amended and Restated Certificate of            N/A
            Incorporation of TrustCo Bank Corp NY is incorporated by reference herein from TrustCo Bank Corp NY's Annual Report on Form 10-K for the year ended
            December 31, 1993.


(4)(i)(b)   Amended and Restated By-Laws of TrustCo        N/A
            Bank Corp NY are incorporated by reference herein from TrustCo Bank Corp NY's Annual
            Report on Form 10-K for the year ended
            December 31, 1994.


(8)         Opinion of Lewis, Rice & Fingersh, L.C.


(23)(i)     Consent of KPMG Peat Marwick LLP


(23)(ii)    Consent of Lewis, Rice & Fingersh, L.C.
            (in opinion re legality)


(24)        Power of Attorney








- ----------------------

*Only Pages of the manually signed original of the Registration
Statement are numbered sequentially.
                                              Exhibit 8
                    LEWIS RICE & FINGERSH
                 A Limited Liability Company
                      Attorneys at Law
                500 N. Broadway, Suite 2000
               St. Louis, Missouri  63102-2147
                     Tel (314) 444-7600

                       June 19, 1995

The Board of Directors
TrustCo Bank Corp NY
320 State Street
Schenectady, New York 12305

     Re:     Registration on Form S-8 of 1,000,000 Shares of
             Common Stock for Issuance Pursuant to the 1995
             TrustCo Bank Corp NY Stock Option Plan

Ladies and Gentlemen:

    In connection with the registration with the Securities and Exchange Commission of 1,000,000 shares of common stock, $1.00 par value per share (the "Securities"), of TrustCo Bank Corp NY (the "Company"), you have requested that we furnish you with our opinion as to the legality of the issuance of the Securities inconnection with the 1995 TrustCo Bank Corp NY Stock Option Plan(the "Plan").

     As counsel to the Company, we have participated in the preparation of the Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement") with respect to the Securities. We have examined and are familiar with the Company's Articles of Incorporation and Bylaws, each as amended, records of corporate proceedings, the Registration Statement, the Plan and such other documents and records as we have deemed necessary for purposes of this opinion.

     Based on the foregoing, we are of the opinion that the Securities have been duly and validly authorized and will, when issued as contemplated in the Plan, be legally issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement.

                              Sincerely,

                              LEWIS, RICE & FINGERSH, L.C.

St. Louis, Missouri -- Kansas City, Missouri -- Clayton,
Missouri -- Washington, Missouri -- Belleville, Illinois --
Hays, Kansas -- Leawood, Kansas



                                               Exhibit 23(i)
KPMG Peat Marwick LLP




The Board of Directors
TrustCo Bank Corp NY:



We consent to the incorporation by reference in the Reg-istration Statement on Form S-8 for the 1995 TrustCo Bank Corp NY Stock Option Plan of TrustCo Bank Corp NY of our report dated January 27, 1995, relating to the consolidated statements of condition of TrustCo Bank Corp NY and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 Annual Report on Form 10-K of TrustCo Bank Corp NY. Our report refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," and Statement of Financial Accounting Standards No.115, "Accounting for Certain Investments in Debt and Equity Securities."


/s/KPMG Peat Marwick LLP
- -------------------------
Albany, New York
June 20, 1995





                                                   Exhibit 24
                       POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Robert A. McCormick and William F. Terry, and each of them, severally, his true and lawful attorneys and agents to execute in his name, place and stead (individually and in any capacity stated below) any Registration Statement or Statements on Form S-8 under the Securities Act of 1933, as amended, relating to the issuance of common stock of TrustCo Bank Corp NY in connection with the 1995 TrustCo Bank Corp NY Stock Option Plan, any and all amendments relating to such Registration Statement and any and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person.

Name                       Title/Position
____                       ______________

/s/Robert A. McCormick
_____________________ President, Chief Executive  June 20, 1995
Robert A. McCormick     Officer and Director
                    (Principal Executive Officer)

/s/Robert T. Cushing
_____________________    Vice President, and      June 20, 1995
Robert T. Cushing     Chief Financial Officer
                     (Principal Financial and
                         Accounting Officer)

/s/Barton A. Andreoli
____________________________ Director             June 20, 1995
Barton A. Andreoli

/s/Lionel O. Barthold
____________________________ Director             June 20, 1995
Lionel O. Barthold

/s/M. Norman Brickman
____________________________ Director             June 20, 1995
M. Norman Brickman

/s/Charles W. Carl, Jr.
____________________________ Director             June 20, 1995
Charles W. Carl, Jr.

/s/Nancy A. McNamara
____________________________ Director             June 20, 1995
Nancy A. McNamara

/s/Dr. John S. Morris
____________________________ Director             June 20, 1995
Dr. John S. Morris

/s/James H. Murphy, D.D.S.
____________________________ Director             June 20, 1995
James H. Murphy, D.D.S.

/s/Richard J. Murray, Jr.
____________________________ Director             June 20, 1995
Richard J. Murray, Jr.

/s/Kenneth C. Petersen
____________________________ Director             June 20, 1995
Kenneth C. Petersen

/s/William D. Powers
____________________________ Director             June 20, 1995
William D. Powers

/s/William J. Purdy
____________________________ Director             June 20, 1995
William J. Purdy

/s/William F. Terry
____________________________ Director             June 20, 1995
William F. Terry

/s/Philip J. Thompson
____________________________ Director             June 20, 1995
Philip J. Thompson